Exhibit 99.B(d)(63)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Rexiter Capital Management Limited

Dated July 15, 2004, as amended on                      , 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

Emerging Markets Equity Fund

World Equity Ex-US Fund

Agreed and Accepted:

SEI Investments Management Corporation		Rexiter Capital Management Limited

By:	/s/ Sofia Rosala	By:	/s/ Gavin Maclachlan

Name:	Sofia Rosala	Name:	Gavin Maclachlan

Title:	Vice President	Title:	Director

		By:	/s/ Murray Davey

		Name:	Murray Davey

		Title:	Director

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Rexiter Capital Management Limited

Dated July 15, 2004, as amended on                          , 2004

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Emerging Markets Equity Fund

World Equity Ex-US Fund

Agreed and Accepted:

By:	/s/ Sofia Rosala	By:	/s/ Gavin Maclachlan

Name:	Sofia Rosala	Name:	Gavin Maclachlan

Title:	Vice President	Title:	Director

		By:	/s/ Murray Davey

		Name:	Murray Davey

		Title:	Director